UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)               August 12, 2003
                                                 -------------------------------




                        DEVCON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     Florida
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                 (State or other jurisdiction of incorporation)



     000-07152                                               59-0671992
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)




                    1350 East Newport Center Drive, Suite 201
                         Deerfield Beach, Florida 33442
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (954) 429-1500
                                                   -----------------------------



                                       N/A
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          (Former name or former address, if changed since last report)

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Item 7(c). Exhibits

99.1 Press Release dated August 12, 2003.

Item 9. Regulation FD Disclosure

The registrant is attaching a copy of a press release dated August 12, 2003 as
Exhibit 99.1.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           DEVCON INTERNATIONAL CORP.



Dated:  August 12, 2003                                  By:/s/  Jan Norelid
                                                        ------------------------
                                                   Name: Jan Norelid
                                                    Its: VP Finance and
                                                         Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.                                          Description
99.1                                     Press release dated August 12, 2003

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EX 99.1
IMMEDIATE RELEASE                                            SYMBOL:      DEVC
Tuesday, August 12, 2003                                     TRADED:      Nasdaq


              DEVCON REPORTS SECOND QUARTER LOSS ON HIGHER REVENUE

         DEERFIELD BEACH, Fla., Aug. 12--Devcon International Corp. today reported a net loss of $328,000 or 10 cents per basic and diluted share for the second quarter ended June 30, 2003. This compares with net income of $412,000 or 11 cents per basic and diluted share for the second quarter last year. Revenues were up 6.6 percent to $14.4 million versus $13.5 million a year ago.
         For the six months ended June 30, 2003, the net loss was $5,952,000 or $1.75 per basic and diluted share. As previously advised, this includes a first quarter charge of $2,859,000 for the impairment of assets primarily involving the rock crusher, ready-mix concrete operations and a concrete block plant on the half-Dutch, half-French island of Sint Maarten/St. Martin, a $1.1 million retirement and severance expense and other charges. For the first half of last year, the company reported net income of $1,350,000 or 38 cents per basic share (35 cents diluted). Revenues were $26.5 million versus $26.9 million in the first half of 2002.
         Donald L. Smith, Jr., chairman and president of the contracting and construction materials company, said, "On Sint Maarten/St. Martin we saw revenue improvements in ready-mix concrete and concrete block, but aggregates sales still showed a negative trend. Antigua and St. Thomas volumes picked up during the second quarter, but St. Croix suffered a substantial decline in product demand. The increase in operating loss is primarily attributable to the St. Croix situation, accelerated depreciation in Antigua, where we moved a concrete batch plant, and losses in Puerto Rico. In addition, the eastern Caribbean islands continue to experience soft construction markets and very slow economic recovery." "One factor hampering construction profits was idle marine construction equipment, including our larger dredge, which fortunately has been put to work in the third quarter."
         Looking ahead, Mr. Smith said, "Our construction contracting division closed the quarter with a $5.1 million backlog of unfilled portions of nine land development contracts. The company continues active bidding and negotiations with potential customers, and we are optimistic that we will be awarded additional construction projects in the Caribbean. We also expect an improved and positive cash flow for the balance of the year, which would further improve our strong balance sheet."
         The company's second quarter conference call is scheduled for 10:00 a.m. ET Tuesday, August 12, 2003, and the company's third quarter conference call is scheduled for 10:00 a.m. ET on Tuesday, November 11, 2003. The calls may be accessed through live webcast links on the company's Internet home page, www.devc.com. Each webcast will be archived and available on the company's website for one week following each call.
         Devcon produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean. Principal operations are on St. Croix and St. Thomas in the U.S. Virgin Islands, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. The company also dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites.

                                                                       MORE. . .
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PAGE 2 / DEVCON REPORTS SECOND QUARTER LOSS ON HIGHER REVENUE

         This news release contains forward-looking statements related to future growth and opportunities. Actual results may differ as a result of factors over which the company has no control including hurricanes, the strength of the economy, slower than anticipated sales growth, price and product competition, and increases in raw materials costs. Additional information which could affect the company's financial results is included in regular reports to the Securities and Exchange Commission.

DEVCON INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In thousands except per-share amounts)

                                                                                    Three Months Ended            Six Months Ended
                                                                                         June 30,                      June 30,
                                                                                    2003         2002            2003      2002
                                                                                  ------------------------------------------------
Materials revenue                                                               $  10,091   $    9,495      $   18,698     $18,452
Construction revenue                                                                4,299        4,003           7,754       8,432
     Total revenue                                                                ------------------------------------------------
                                                                                   14,390       13,498          26,452      26,884

Cost of materials                                                                  (8,427)      (7,556)        (16,128)    (15,396)
Cost of construction                                                               (3,990)      (3,611)         (7,955)     (7,134)
     Gross profit                                                                   1,973        2,331           2,369       4,354

Operating expenses:
     Selling, general and administrative expenses                                  (2,838)      (2,775)         (7,183)    (5,632)
     Impairment of assets                                                             -            -            (2,859)        (7)
                                                                                  ------------------------------------------------
         Operating loss                                                             (865)        (444)         (7,673)    (1,285)

Other income (deductions):
     Joint venture equity (loss) gain                                                  (6)           5              (6)         6
     Gain on sale of equipment and property                                           225           23             232        108
     (Loss) gain on sale of business                                                   -            (7)             -       1,041
     Interest expense                                                                 (45)         (76)            (81)      (152)
     Interest income                                                                  598          977           1,554      1,993
                                                                                  ------------------------------------------------
                                                                                      772          922           1,699      2,996

         (Loss) income before income taxes                                            (93)         478          (5,974)     1,711

Income tax (expense) benefit                                                         (235)         (66)             22       (361)
                                                                                  ------------------------------------------------
     Net (loss) income                                                           $   (328)     $   412       $  (5,952)  $  1,350
                                                                                  ================================================
(Loss) earnings per share:
Basic                                                                           $   (0.10)     $  0.11       $   (1.75)  $   0.38
                                                                                  ================================================
Diluted                                                                         $   (0.10)     $  0.11       $   (1.75)  $   0.35
                                                                                  ================================================
Weighted average common shares outstanding:
Basic                                                                               3,328        3,588           3,392      3,588
Diluted                                                                             3,328        3,891           3,392      3,893

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                                                                        MORE ...


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PAGE 3/DEVCON REPORTS SECOND QUARTER LOSS ON HIGHER REVENUE

DEVCON INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)


                                                    June 30,        December 31,
                                                        2003              2002
ASSETS
Cash and cash equivalents                        $     7,316       $    8,977
Other current assets                                  19,832           19,336
Property, plant and equipment - net                   25,396           30,028
Other long term assets                                12,216           10,096

Total assets                                     $    64,760       $   68,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                              $    10,159       $    8,654
Long-term debt and liabilities                         6,398            4,758
Stockholders' equity                                  48,203           55,025

Total liabilities and stockholders' equity       $    64,760       $   68,437



                                                                 #####

FOR MORE INFORMATION:               Jan Norelid, Vice President and CFO, or
                                    Richard Hornsby, Executive Vice President
                                    Devcon International Corp.
                                    954/429-1500
                                         -or-
                                    Investor Relations Consultants
                                    727/781-5577 or E-mail: irpro@mindspring.com

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